CrossClick Media, Inc. will not be filing our 2014 10K today as previously reported. We are still working with our auditors on completing the report and were told today by our auditors that the 10K will be filed by August 15th. This is bittersweet news as we know the lateness of the 10K is very troubling for everyone especially our creditors and shareholders. The fact we are not done is very frustrating since it does not properly reflect our core corporate values and the transparency we know that is so important between the Company and its investors.

Please note, the Company is limited in our corporate activities including securing new financing since we have stale financials. The Company has every motivation to get this filing completed as soon as possible as we work to get and remain current in our public reporting. We have taken steps in that regard and look forward to updating our shareholders more often with news and material events as they develop once the 2014 10K is filed. Upon completion, we are scheduled to file within a couple of weeks each subsequent 10Q report through Q3 of 2015 and its required filing date.

We cannot stress enough our appreciation to our creditors and shareholders for your support and patience.